SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             May 26, 2016
                            Date of Report
                  (Date of Earliest Event Reported)

                       LEPORA HOLDINGS, INC.
         (Exact Name of Registrant as Specified in its Charter)

                EVENT HILL ACQUISITION CORPORATION
        (Former Name of Registrant as Specified in its Charter)

 Delaware                    000-555602                 81-0986887
(State or other        (Commission File Number)     (IRS Employer
jurisdiction                                     Identification No.)
of incorporation)
                       Lepora Holdings, Inc.
                   Suite 1104, Crawford House
                        70 Queen's Road
                       Central, Hong Kong
          (Address of principal executive offices) (zip code)

                         852-2150 5755
          (Registrant's telephone number, including area code)

                      215 Apolena Avenue
                Newport Beach, California 92662
          (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On May 27, 2016, Lepora Holdings, Inc. (formerly Event Hill
Acquisition Corporation) (the "Registrant" or the "Company") issued 5,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 94% of the total outstanding 5,500,000 shares of common stock as follows:

               10,000    John Anthony  Leper
               10,000    Joginderpal Kundi
            4,980,000    Lepora Group Ltd.

     With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01   Changes in Control of Registrant

  On May 26, 2016, the following events occurred which resulted in a change of control of the Registrant:

  1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

  2.   The then current officers and directors resigned.

  3.   New officer(s) and director(s) were appointed and elected.

  The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on July 28, 2015 as amended and supplemented by the information contained in this report.

  The Registrant intends to develop the China and Asian markets for the sale of its products which are designed to improve air, water, health and the home environment. Its products include ParadisePURE water filtration systems which apply proprietary technology to reduce pollutants produced by industry, agriculture and nature including chlorine, chloroform, herbicides, pesticides, lead, silver, arsenic, chromium and mercury and over 50 volatile organic compounds.

   ParadisePURE water filters also remove unpleasant odors and cloudiness and make water better tasting while retaining naturally occurring beneficial minerals essential for good health. The Company's other products include the ParadisePAD "health pad" which is intended to provide beneficial and enjoyable home therapy and comfort through the application of infrared waves, soothing heat, and hot micro-stone therapy. The Registrant believes that the demand for its products will be strong in its target markets in Asia where much of the water is polluted and air pollution commonly reaches dangerous levels and consumers are becoming increasingly health conscious.

ITEM 5.02   Departure of Directors or Principal Officers;
            Election of Directors

  On May 26, 2016 the following events occurred:

       James M. Cassidy resigned as the Registrant's president, secretary and director.

       James McKillop resigned as the Registrant's vice president and director.

       The following persons were named directors of the Registrant:

                 John Anthony Leper
                 Joginderpal Kundi

       John Anthony Leper was appointed President, Secretary and
Treasurer of the Registrant and Joginderpal Kundi was appointed its Vice President

  John Anthony Leper serves as a director and officer of the Registrant. Mr. Leper is an experienced entrepreneur with over 30 years of experience in product, brand and business marketing and management. From 2009 to 2015, Mr Leper developed innovative home products and distribution for them through multiple global channels, with an emphasis on China and Japan. From 2001 to 2009 Mr. Leper managed various divisions of Stanford International Holding Corporation, a diversified company engaged in product development, brand development and business development in the United States and Asia in the fields of consumer products, ecommerce, media and advertising, TV entertainment and technology. During this period, Mr.
Leper invented an authentication technology to fight fraud, identity theft and counterfeit goods; developed a proprietary online advertising platform; established and managed business operations in Los Angeles California, Beijing China and Hong Kong. He has also brought a number of other innovations to market including "Listen to The Music" one of the world's first interactive music magazines.

  Joginderpal "Jag" Kundi serves as a director and officer of the Registrant. Mr. Kundi has served as Chief Strategy Officer and Board Advisor to Silverleap Technology Ltd., a global operating provider of disruptive technologies and services in the FINTECH space, designed to accelerate the worldwide adoption of mobile NFC payment solutions.
Since May, 2015 to the present, Mr. Kundi has also served as a Board Advisor to Mercury FX, Ltd., a global currency specialist having developed a proprietary FX trading platform offering individuals and businesses a free, no obligation multi-currency account allowing them to receive and transact securely between domestic and international payments. From September, 2006 to July , 2011 Mr. Kundi worked with Caben Asia Pacific Ltd., part of the Artsana Group, initially as the Chief Financial Officer and as of May 2010 as a Business Consultant. Caben Asia Pacific is a global market leader in the baby products industry. Mr. Kundi has substantial work experience in Asia, particularly China, and has numerous speaking engagements as well as adjunct and guest lecturer roles at various educational entities including the Greenwich School of Management, London, City University of Hong Kong and the University of Hong Kong SPACE. He received his PhD in Accountancy from City University of Hong Kong and his MBA from the University of Humberside. Mr. Kundi is a qualified accountant in the UK and Australia.

                    SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                           LEPORA HOLDINGS, INC.

Date: May 27, 2016         /s/John Anthony Leper
                           President